1083 Sain Street
                                             P.O. Box 1408
                                             Fayetteville, AR  72702-1408
                                             (501) 521-1141  FAX: (501) 521-0328


NEWS RELEASE                                 For Further Information Contact:
                                             Greg D. Kerley
                                             Executive Vice President
                                             and Chief Financial Officer
                                             (501) 521-1141



              SOUTHWESTERN ENERGY ANNOUNCES 2000 YEAR-END RESERVES

                 Company Replaces 196 Percent of Production at
                         Finding Cost of $0.99 Per Mcfe

         Fayetteville, Arkansas - February 1, 2001...Southwestern Energy Company (NYSE: SWN) today announced that it added 70.1 billion cubic feet equivalent
(Bcfe) of oil and gas reserves in 2000, replacing 196 percent of its production during the year, at a finding and development cost of $0.99 per Mcf equivalent. Oil and gas production for 2000 totaled 35.7 Bcfe, up over 8 percent from the level in 1999. After 35.7 Bcfe of production, net upward revisions of 5.2 Bcfe, and dispositions of 13.8 Bcfe, the Company's oil and gas reserves were 380.5 Bcfe at December 31, 2000, up 7 percent from 354.7 Bcfe at the end of 1999. Natural gas comprised 87 percent of the Company's proved equivalent reserves at the end of 2000, and 82 percent of the Company's reserves were classified as proved, developed.
         "The year 2000 has been one of the best years operationally that the Company has ever had, with our strong results produced primarily from drilling. The consistent improvement in our drilling results over the past three years is solid evidence that our E&P strategy we set in place in 1998 is adding value," stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy. "We expect 2001 to be another exceptional year."
         Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in gas and oil exploration and production,
natural  gas   gathering,   transmission,   and   marketing,   and  natural  gas
distribution. Additional information on the Company can be found on the Internet at http://www.swn.com.
         All statements, other than historical financial information may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as
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amended,  and Section 21E of the  Securities  Exchange Act of 1934,  as amended.
Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that
could   cause   actual   results  to  differ   materially   from  those  in  the
forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for gas and oil, the timing and extent of the Company's success in discovering, developing, producing, and estimating reserves, property acquisition or divestiture activities that may occur, the effects of weather and regulation on the Company's gas distribution segment, the value that the Company's gas distribution segment may bring in exploring sales opportunities for this segment, increased competition, legal and economic factors, governmental regulation, the financial impact of accounting regulations for derivative instruments, changing market conditions, the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field services, drilling rigs, and other equipment, as well as various other factors beyond the Company's control. A discussion of these and other factors affecting the Company's performance is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 1999.

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